                                   Easco, Inc.
            Calculation of Diluted Net Income (Loss) per Common Share
                (numbers in thousands, except per share amounts)

                                                                                   Years ended December 31,
                                                                 -------------------------------------------------------
                                                                     1998                   1997                   1996
                                                                 --------                --------             ----------

Weighted average shares of common stock
    issued and outstanding                                         12,481                  12,421                 12,267


Less:  Weighted average treasury stock outstanding                  2,376                   2,005                  2,005


Add:  Weighted average shares of common
      stock equivalents (stock options)                               293                     255                      -
                                                                 --------                --------             ----------
Weighted average shares of common
    stock and common stock equivalents
    outstanding                                                    10,398                  10,671                 10,262
                                                                 ========                ========             ==========

Net income (loss)                                                $  7,717                $  5,392             $  (22,318)
                                                                 ========                ========             ==========

Net income (loss) per weighted average
    share of common stock and common
    stock equivalent outstanding                                 $   0.74                $   0.51             $    (2.17)
                                                                 ========                ========             ==========


                                       27